UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as defined in its charter)

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Delaware	52-1401755
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One University Plaza, Suite 307	07601
Hackensack, New Jersey	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.    ☐

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Champions Oncology, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in Registrant’s Form S-1 Registration Statement (File No. 333-204050), initially filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2015, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. On August 11, 2015, the Registrant filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that effected a 1-for-12 reverse stock split of the Common Stock, a copy and description of which is included in the Registrant’s Form 8-K filed with the Commission on August 13, 2015, and is incorporated herein by reference.

Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

The Registrant has applied for its common stock to be listed on the NASDAQ Global Market under the symbol “CSBR.”

Item 2.	Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Champions Oncology, INC.

Date: August 20, 2015	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer

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